UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2014

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2014, Valero Energy Partners LP (the “Partnership”), through its wholly owned subsidiaries, Valero Partners North Texas, LLC (“VPNT”), Valero Partners South Texas, LLC (“VPST”) and Valero Partners Operating Co. LLC (“Valero Operating” and, together with VPNT and VPST, the “Buyers”), completed the acquisition (the “Acquisition”) of certain assets and interests from certain subsidiaries of Valero Energy Corporation, namely, The Shamrock Pipe Line Corporation (“Shamrock”), Valero Plains Company LLC (“VPC”) and Valero Terminaling and Distribution Company (“VTDC” and, together with Shamrock and VPC, the “Sellers”), for an aggregate purchase price of $154 million. The Acquisition was funded with the Partnership’s cash on hand.

The term “Valero,” when used in this report, may refer to Valero Energy Corporation, to one or more of its subsidiaries, or all of them taken as a whole (other than the Partnership or its subsidiaries or its general partner) as the context requires.

In the Acquisition, the Partnership acquired the following:

•	McKee crude system. The McKee crude system, located in Sunray, Texas, has 72,000 barrels per day of throughput capacity and supplies approximately 40% of the crude oil processed at Valero’s McKee refinery. The system consists of more than 200 miles of pipelines, 20 crude oil truck unloading sites with lease automatic custody transfer units, and approximately 240,000 barrels of storage capacity.

•	Three Rivers crude system. The Three Rivers crude system, located in the Eagle Ford shale region in South Texas, consists of 11 crude oil truck unloading sites with lease automatic custody transfer units and a 1-mile, 12-inch pipeline with a capacity of 110,000 barrels per day that delivers crude oil to Valero’s Three Rivers refinery. The system also receives locally produced crude oil via connections to the Harvest Arrowhead pipeline system and the Plains Gardendale pipeline for processing at the Three Rivers refinery or for shipment through third-party pipelines to Valero’s two refineries in Corpus Christi, Texas.

•	Wynnewood products system. The Wynnewood products system, located in Ardmore, Oklahoma, consists of a 30-mile, 12-inch refined petroleum products pipeline with 90,000 barrels per day of capacity and two tanks with a total of 180,000 barrels of storage capacity. The system connects Valero’s Ardmore refinery to the Magellan Pipeline Company refined products pipeline system and is the primary distribution outlet for the refinery.

Valero currently indirectly owns (i) 100% of Valero Energy Partners GP LLC, the owner of a 2% general partner interest in the Partnership (the “General Partner”), which allows Valero to control the Partnership, (ii) all incentive distribution rights in the Partnership and (iii) an approximately 68.6% limited partner interest in the Partnership. As a result, certain individuals, including officers and directors of Valero, serve as officers and/or directors of the Partnership and its subsidiaries. Additionally, the Partnership and Valero have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and the Partnership’s Current Report on Form 8-K filed on December 16, 2013, which descriptions are incorporated herein by reference.

The consideration for the Acquisition was determined pursuant to negotiations between the Partnership and the conflicts committee of the board of directors of the General Partner, which is comprised solely of independent directors. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the Acquisition. The conflicts committee approved the Acquisition and recommended approval of the Acquisition to the board of directors, which then approved the Acquisition.

On July 1, 2014, the following documents were executed in connection with the Acquisition:

Purchase and Sale Agreement

The Acquisition was completed pursuant to the terms of a Purchase and Sale Agreement by and between the Buyers and Sellers (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, among other things, the Partnership acquired (i) the assets comprising the McKee crude system; (ii) the assets comprising the Three Rivers crude system; and (iii) 100% of the issued and outstanding membership interests in Valero Partners Wynnewood LLC (“Valero Wynnewood”), which owns the assets comprising the Wynnewood products system, for total cash consideration of $154 million. The Purchase Agreement contains customary representations, warranties, covenants and indemnities.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Omnibus Agreement

The Partnership entered into an Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”) with Valero, Valero Marketing and Supply Company (“VMSC”), VTDC, The Premcor Refining Group Inc., The Premcor Pipeline Co., the General Partner, Valero Operating, Valero Partners EP, LLC, Valero Partners Lucas, LLC, Valero Partners Memphis, LLC, VPNT, VPST, and Valero Wynnewood. The Amended Omnibus Agreement amends and restates the Omnibus Agreement dated December 16, 2013 entered into in connection with the Partnership’s initial public offering and includes the following modifications, among others:

•	the indemnification obligations of Valero and the Partnership were amended to apply to the McKee crude system, the Three Rivers crude system and the Wynnewood products system in substantially the same manner as the assets acquired by the Partnership in its initial public offering;

•	the annual administrative fee payable by the Partnership was increased to $9,252,500 per year, which amount will be prorated for the remainder of 2014 based on the number of days from July 1, 2014 to December 31, 2014; and

•	the grant to Valero of a right of first refusal with respect to the McKee crude system, the Three Rivers crude system and the Wynnewood products system.

The foregoing description of the Amended Omnibus Agreement is not complete and is qualified in its entirety by reference to the Amended Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Services and Secondment Agreement

The General Partner entered into Amendment Number One to Services and Secondment Agreement (the “Services Agreement Amendment”) with Valero Services, Inc., a Delaware corporation (“VSI”), Valero Refining Company-Tennessee, L.L.C., a Delaware limited liability company (“VRCT”), and the General Partner. The Services Agreement Amendment amends the Services and Secondment Agreement dated as of December 16, 2013 by and among VSI, VRCT and the General Partner to provide for the secondment of employees to the General Partner for the provision of services with respect to the assets acquired in the Acquisition.

The forgoing description of the Services Agreement Amendment is not complete and is qualified in its entirety by reference to the Services Agreement Amendment which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Transportation and Terminal Services Schedules

Valero Operating, a wholly owned subsidiary of the Partnership, and VMSC, a wholly owned subsidiary of Valero, entered into additional schedules with respect to each of the McKee crude system, the Three Rivers crude system and the Wynnewood products system (the “Schedules”) under the Master Transportation Services Agreement (together with the schedules thereto, the “Transportation Services Agreement”) and the Master Terminal Services Agreement (together with the schedules thereto, the “Terminal Services Agreement” and, together with the Master Transportation Services Agreement, the “Master Services Agreements”), by and between Valero Operating and VMSC, entered into on December 16, 2013 in connection with the Partnership’s initial public offering. The Schedules provide for inflation escalators, have initial terms of 10 years, and provide VMSC an option to renew for one additional five-year term with respect to each asset. The Schedules are governed by the terms of the applicable

Master Services Agreement, which are incorporated by reference to this Current Report on Form 8-K as Exhibits 10.4 and 10.5. The descriptions of the Master Services Agreements in the Partnership’s Current Report on Form 8-K filed on December 16, 2013 are incorporated herein by reference.

In addition, the Schedules provide for, among other things, the following:

•	McKee crude system. Valero Operating will charge VMSC for transporting crude oil on the Partnership’s McKee crude oil pipeline system, which delivers crude oil to Valero’s McKee refinery. VMSC will pay the applicable published tariff rate, which is currently $0.755 per barrel, subject to reduction in the event crude oil is delivered through the NuStar Clawson pipeline. VMSC will be obligated to transport a quarterly average of at least 50,000 barrels per day of crude oil on the McKee crude system.

•	Three Rivers crude system. Valero Operating will charge VMSC for transporting crude oil on the Partnership’s 1-mile, 12-inch pipeline and two additional pipelines to be constructed, each of which will deliver crude oil to Valero’s Three Rivers refinery. VMSC will initially pay a tariff of $0.270 per barrel for the first 70,000 barrels per day and $0.050 per barrel for each barrel in excess of 70,000 barrels per day transported on the Three Rivers crude system pipelines. Upon the commencement of commercial service with respect to either of the additional pipelines to be constructed, the tariff applicable to the first 70,000 barrels per day shipped on the Three Rivers crude system will be increased based upon the capital expenditures made with respect to such additional pipelines as of such date. It is currently estimated that such increase will be approximately $0.032 per barrel.

•	Wynnewood products system. Valero Operating will charge VMSC a monthly fee of $45,000 for terminaling services at the Wynnewood terminal. In addition, Valero Operating will charge VMSC for transporting refined petroleum products on the Partnership’s 30-mile, 12-inch refined petroleum products pipeline, which connects Valero’s Ardmore refinery to the Magellan Pipeline Company refined products pipeline system. VMSC will pay the applicable published tariff rate, which is currently $0.256 per barrel. VMSC will be obligated to transport a quarterly average of at least 45,000 barrels per day of refined petroleum products on the 12-inch pipeline.

The foregoing description of the Schedules is not complete and is qualified in its entirety by reference to the Schedules which are filed as Exhibits 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2014, the Partnership completed the Acquisition pursuant to the terms of the Purchase Agreement. The Partnership, the General Partner and Valero have various relationships with one another. The descriptions of the Purchase Agreement and the relationships among the Partnership, the General Partner and Valero included in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase and Sale Agreement, dated as of July 1, 2014, between The Shamrock Pipe Line Corporation, Valero Plains Company LLC and Valero Terminaling and Distribution Company, as Sellers, and Valero Partners North Texas, LLC, Valero Partners South Texas, LLC and Valero Partners Operating Co. LLC, as Buyers.

10.2	Amended and Restated Omnibus Agreement, dated July 1, 2014, by and among Valero Energy Corporation, a Delaware corporation, Valero Marketing and Supply Company, Valero Terminaling and Distribution Company, The Premcor Refining Group Inc., The Premcor Pipeline Co., Valero Energy Partners LP, Valero Energy Partners GP LLC, Valero Partners Operating Co. LLC, Valero Partners EP, LLC, Valero Partners Lucas, LLC, Valero Partners Memphis, LLC, Valero Partners North Texas, LLC, Valero Partners South Texas, LLC and Valero Partners Wynnewood, LLC.

10.3	Amendment Number One to Services and Secondment Agreement, dated July 1, 2014, by and among Valero Services, Inc., a Delaware corporation, Valero Refining Company-Tennessee, L.L.C. and Valero Energy Partners GP LLC.

10.4	Master Transportation Services Agreement dated December 16, 2013 by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company - incorporated by reference to Exhibit 10.6 to the Partnership’s Current Report on Form 8-K dated December 16, 2013, and filed December 20, 2013 (SEC File No. 1-36232).

10.5	Master Terminal Services Agreement dated December 16, 2013 by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company - incorporated by reference to Exhibit 10.7 to the Partnership’s Current Report on Form 8-K dated December 16, 2013, and filed December 20, 2013 (SEC File No. 1-36232).

10.6	Transportation Services Schedule (McKee Crude System), dated July 1, 2014, by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company.

10.7	Transportation Services Schedule (Three Rivers Crude System), dated July 1, 2014, by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company.

10.8	Terminal Services Schedule (Wynnewood Products System), dated July 1, 2014, by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company.

10.9	Transportation Services Schedule (Wynnewood Products System), dated July 1, 2014, by and between Valero Partners Operating Co. LLC and Valero Marketing and Supply Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC,
its general partner

By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and General Counsel

Date: July 1, 2014